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                                                                     Ex 99.26(n)

                              [KPMG LLP LETTERHEAD]
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder of
Securian Life Insurance Company and
Policy Holders of Securian Life Variable Universal Life Account:

We consent to the use of our report dated March 24, 2009 with respect to the financial statements and supplementary schedules of Securian Life Insurance Company and our report dated April 10, 2009 on the financial statements of Securian Life Variable Universal Life Account included herein and to the reference to our Firm under the heading "FINANCIAL STATEMENTS" in Part B of the Registration Statement.

                                        /s/ KPMG LLP

Minneapolis, Minnesota
April 24, 2009